Exhibit 99.1

KILROY REALTY CORPORATION

Q2 2013 Supplemental Financial Report

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Table of Contents

Page
Corporate Data and Financial Highlights
Company Background	1
Executive Summary	2
Financial Highlights	3
Common Stock Data	4
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds From Operations and Funds Available for Distribution	7

Portfolio Data
Same Store Analysis	8
Stabilized Portfolio Occupancy Overview by Region	9-13
Information on Leases Commenced & Leases Executed	14
Stabilized Portfolio Capital Expenditures	15
Stabilized Portfolio Lease Expirations	16-18
Top Fifteen Tenants	19
2013 Operating Property Acquisitions	20
2013 Dispositions	21

Development
In-Process Redevelopment Projects and Other Land Holdings	22
In-Process and Future Development Pipeline	23

Debt and Capitalization Data
Capital Structure	24
Debt Analysis	25-26

Non-GAAP Supplemental Measures	27-28

Definitions	29-30

Reconciliations	31-33
This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation's current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation's control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation's business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation's annual report on Form 10-K for the year ended December 31, 2012, and it's other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle. As of June 30, 2013, the Company's stabilized portfolio consisted of 115 office buildings, which encompassed an aggregate of 13.5 million rentable square feet and was 90.7% occupied.

Board of Directors		Senior Management		Investor Relations
John Kilroy, Jr.	Chairman	John Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Jeffrey C. Hawken	Executive VP and COO
William P. Dickey		Eli Khouri	Executive VP and CIO
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
Dale F. Kinsella		David Simon	Executive VP
		Justin W. Smart	Executive VP, Development and Construction Services
		John T. Fucci	Sr. VP, Asset Management
		Heidi R. Roth	Sr. VP, CAO and Controller
		Steve Scott	Sr. VP, San Diego

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
Cantor Fitzgerald & Company		KeyBanc Capital Markets
Evan Smith	(212) 915-1220	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Morgan Stanley
Michael Bilerman	(212) 816-1383	Vance Edelson	(212) 761-0078
Cowen and Company		RBC Capital Markets
James Sullivan	(646) 562-1380	Richard Moore	(440) 715-2646
Deutsche Bank Securities, Inc.		Robert W. Baird & Co.
Vincent Chao	(212) 250-6799	David B. Rodgers	(216) 737-7341
Green Street Advisors		Stifel, Nicolaus & Company
Michael Knott	(949) 640-8780	John W. Guinee III	(443) 224-1307
ISI Group		UBS Investment Research
George Auerbach	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484
JMP Securities		Wells Fargo
Mitch Germain	(212) 906-3546	Brendan Maiorana	(443) 263-6516

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $0.69, which includes the receipt of a $0.07 per	• Quarter-end occupancy of 90.7%
share cash payment related to a property damage settlement	• 673,265 square feet of leases commenced during the quarter
• Net income available to common stockholders per share of $0.08	• 557,674 square feet of leases executed during the quarter
• Revenues from continuing operations of $124.5 million	• Executed early renewal of lease with Delta Dental of California at
• Same-store GAAP net operating income ("NOI") increased 6.8%;	100 First Street in San Francisco for approximately 188,000
adjusted for one-time items GAAP NOI decreased 1.3%	square feet
• Same-store cash NOI increased 12.8%; adjusted for	• Executed early renewal of lease with Microsoft Corporation at
one-time items cash NOI increased 3.7%	320 Westlake Avenue North in Seattle for approximately
94,000 square feet

Capital Markets Highlights	Strategic Highlights

• Raised $19.4 million of equity through the at-the-market stock	• Entered into a joint venture as the first phase of the planned
offering program	Redwood Towers office development in Redwood City, CA;
Received unanimous approval from the city council of Redwood
• Ended the quarter with no outstanding balance on the line of credit	City for the office project development and the sale of the
and $107.8 million of unrestricted cash on hand	remainder of the land to the joint venture

• Completed the sale of 26541 Agoura Road in the 101
Corridor submarket of Los Angeles for gross proceeds of $14.7 million, resulting in a $0.4 million gain on sale

Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 29 through 30 'Definitions Included in Supplemental'.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2013 (1)(2)	3/31/2013	12/31/2012 (2)(3)	9/30/2012 (4)	6/30/2012
INCOME ITEMS (Including Discontinued Operations):
Revenues	$124,478	$117,497	$115,763	$111,375	$103,922
Lease Termination Fees	23	15	350	261	401
Net Operating Income	88,418	82,445	82,725	77,603	73,230
Acquisition-related Costs	164	655	1,040	556	1,813
Capitalized Interest and Debt Costs	8,480	7,732	6,638	4,989	4,334
Net Income (Loss) Available to Common Stockholders	6,633	(903)	185,838	(2,753)	(800)
EBITDA	78,418	72,513	72,387	68,650	62,056
Funds From Operations (5)(6)	55,154	49,086	49,816	43,142	39,508
Funds Available for Distribution (5)(6)	29,465	28,103	29,523	32,366	21,099
Net Income (Loss) Available to Common Stockholders per common share - diluted	$0.08	$(0.02)	$2.45	$(0.04)	$(0.02)
Funds From Operations per common share - diluted	$0.69	$0.62	$0.63	$0.57	$0.55
Dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	71.0%	70.2%	71.5%	69.7%	70.5%
Interest Coverage Ratio	3.0x	2.8x	3.0x	3.0x	3.0x
Fixed Charge Coverage Ratio	2.7x	2.5x	2.7x	2.6x	2.6x
FFO Payout Ratio	49.2%	55.0%	53.9%	62.1%	62.6%
FAD Payout Ratio	92.1%	96.1%	91.0%	82.7%	117.2%

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
ASSETS:
Real Estate Held for Investment before Depreciation	$5,096,910	$5,016,590	$4,757,394	$4,399,353	$4,271,755
Total Assets	4,775,522	4,755,287	4,616,084	4,215,841	3,847,522
CAPITALIZATION:
Total Debt	$2,157,828	$2,158,386	$2,044,419	$1,847,439	$1,786,276
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	175,000
Total Common Equity and Noncontrolling Interests	4,109,993	4,044,034	3,635,812	3,426,541	3,419,966
Total Market Capitalization	6,467,821	6,402,420	5,880,231	5,473,980	5,381,242
Total Debt / Total Market Capitalization	33.3%	33.7%	34.7%	33.7%	33.0%
Total Debt and Preferred / Total Market Capitalization	36.3%	36.9%	38.1%	37.3%	36.3%
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 29 through 30 'Definitions Included in Supplemental'.

(1)	Results for the three months ended June 30, 2013 include the receipt of a $5.2 million cash payment related to a property damage settlement.

(2)
Net Income (Loss) Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $0.4 million and $186.4 million for the three months ended June 30, 2013 and December 31, 2012, respectively.

(3)	Results for the three months ended December 31, 2012 include the receipt of a $0.9 million cash payment related to a 2009 tenant default.

(4)
Results for the three months ended September 30, 2012 include a non-cash charge of $2.1 million related to the original issuance costs of the Series A Preferred Units that were redeemed on August 15, 2012.

(5)	Please refer to page 7 for a reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(6)	Reported amounts are attributable to common stockholders and common unitholders.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

High Price	$59.58	$53.99	$47.52	$49.88	$48.58	$46.61
Low Price	$50.11	$47.86	$42.47	$44.78	$44.84	$37.92
Closing Price	$53.01	$52.40	$47.37	$44.78	$48.41	$46.61

Dividends per share - annualized	$1.40	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000's) (1)(2)	75,711	75,350	74,927	74,693	68,928	68,350
Closing common partnership units (in 000's) (1)	1,822	1,827	1,827	1,827	1,718	1,718
	77,533	77,177	76,754	76,520	70,646	70,068

(1)	As of the end of the period.

(2)	In the second quarter of 2013, the Company issued 360,729 common shares under its at-the-market stock offering program at a weighted average price of $54.93 per share before selling commissions.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
ASSETS:
Land and improvements	$635,874	$637,854	$612,714	$562,071	$576,433
Buildings and improvements	3,652,102	3,631,057	3,335,026	3,169,224	3,137,665
Undeveloped land and construction in progress	808,934	747,679	809,654	668,058	557,657
Total real estate held for investment	5,096,910	5,016,590	4,757,394	4,399,353	4,271,755
Accumulated depreciation and amortization	(815,961)	(790,878)	(756,515)	(725,728)	(801,083)
Total real estate held for investment, net	4,280,949	4,225,712	4,000,879	3,673,625	3,470,672

Real estate assets and other assets held for sale, net	—	—	—	166,019	—
Cash and cash equivalents	107,823	135,676	16,700	16,113	18,111
Restricted cash	19,241	19,465	247,544	5,884	97
Marketable securities	8,286	8,029	7,435	6,812	6,546
Current receivables, net	10,515	10,666	9,220	7,113	7,643
Deferred rent receivables, net	124,815	122,142	115,418	110,128	110,689
Deferred leasing costs and acquisition-related intangible assets, net	188,702	196,525	189,968	187,307	168,488
Deferred financing costs, net	19,115	20,501	18,971	18,442	18,919
Prepaid expenses and other assets, net	16,076	16,571	9,949	24,398	46,357
TOTAL ASSETS	$4,775,522	$4,755,287	$4,616,084	$4,215,841	$3,847,522
LIABILITIES, NONCONTROLLING INTEREST AND EQUITY:
Liabilities:
Secured debt	$569,042	$570,676	$561,096	$520,867	$381,097
Exchangeable senior notes, net	166,119	165,022	163,944	162,885	161,844
Unsecured debt, net	1,430,964	1,430,880	1,130,895	1,130,814	1,130,732
Unsecured line of credit	—	—	185,000	27,000	102,000
Accounts payable, accrued expenses and other liabilities	184,821	171,694	154,734	127,472	98,940
Accrued distributions	29,236	29,106	28,924	28,845	25,975
Deferred revenue and acquisition-related intangible liabilities, net	117,301	118,118	117,904	120,407	108,462
Rents received in advance and tenant security deposits	39,660	37,251	37,654	31,728	31,768
Liabilities and deferred revenue of real estate assets held for sale	—	—	—	4,455	—
Total liabilities	2,537,143	2,522,747	2,380,151	2,154,473	2,040,818
Noncontrolling Interest:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	—	—	—	—	73,638
Equity:
Stockholders' Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	—
Common stock	757	753	749	747	689
Additional paid-in capital	2,170,667	2,149,052	2,126,005	2,114,774	1,856,431
Distributions in excess of earnings	(177,484)	(157,211)	(129,535)	(288,765)	(259,495)
Total stockholders' equity	2,186,351	2,185,005	2,189,630	2,019,167	1,693,780
Noncontrolling Interests
Common units of the Operating Partnership	47,143	47,535	46,303	42,201	39,286
Noncontrolling interest in consolidated subsidiary	4,885	—	—	—	—
Total noncontrolling interests	52,028	47,535	46,303	42,201	39,286
Total equity	2,238,379	2,232,540	2,235,933	2,061,368	1,733,066
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$4,775,522	$4,755,287	$4,616,084	$4,215,841	$3,847,522

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES:
Rental income	$108,342	$88,474	$215,722	$172,823
Tenant reimbursements	10,399	8,102	20,286	15,282
Other property income	5,737	535	5,967	1,403
Total revenues	124,478	97,111	241,975	189,508
EXPENSES:
Property expenses	24,732	19,906	48,505	36,038
Real estate taxes	10,439	8,160	20,776	15,825
Provision for bad debts	—	—	95	2
Ground leases	889	615	1,736	1,422
General and administrative expenses	9,855	9,251	19,524	18,018
Acquisition-related expenses	164	1,813	819	3,341
Depreciation and amortization	49,304	38,065	99,695	72,717
Total expenses	95,383	77,810	191,150	147,363
OTHER (EXPENSES) INCOME:
Interest income and other net investment gains (losses)	19	(110)	411	374
Interest expense	(19,434)	(19,155)	(39,168)	(40,318)
Total other (expenses) income	(19,415)	(19,265)	(38,757)	(39,944)
INCOME FROM CONTINUING OPERATIONS	9,680	36	12,068	2,201
DISCONTINUED OPERATIONS:
Income from discontinued operations	—	2,241	—	5,938
Net gain on dispositions of discontinued operations	423	—	423	72,809
Total income from discontinued operations	423	2,241	423	78,747
NET INCOME	10,103	2,277	12,491	80,948
Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(157)	20	(135)	(1,775)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	9,946	2,297	12,356	79,173
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	(1,397)	—	(2,794)
Preferred dividends	(3,313)	(1,700)	(6,626)	(4,721)
Original issuance costs of redeemed preferred stock	—	—	—	(4,918)
Total preferred distributions and dividends	(3,313)	(3,097)	(6,626)	(12,433)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$6,633	$(800)	$5,730	$66,740
Weighted average common shares outstanding - basic	75,486	68,345	75,233	65,997
Weighted average common shares outstanding - diluted	77,454	68,345	77,059	65,997
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income (loss) available to common stockholders per share - basic	$0.08	$(0.02)	$0.06	$1.00
Net income (loss) available to common stockholders per share - diluted	$0.08	$(0.02)	$0.06	$1.00

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
FUNDS FROM OPERATIONS: (1)
Net income (loss) available to common stockholders	$6,633	$(800)	$5,730	$66,740
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	157	(20)	135	1,775
Depreciation and amortization of real estate assets	48,787	40,328	98,798	76,792
Net gain on dispositions of discontinued operations	(423)	—	(423)	(72,809)
Funds From Operations (2)(3)	$55,154	$39,508	$104,240	$72,498
Weighted average common shares/units outstanding - basic (4)	78,518	71,226	78,282	68,799
Weighted average common shares/units outstanding - diluted (4)	80,485	72,473	80,107	69,815
FFO per common share/unit - basic (2)	$0.70	$0.55	$1.33	$1.05
FFO per common share/unit - diluted (2)	$0.69	$0.55	$1.30	$1.04
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$55,154	$39,508	$104,240	$72,498
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(19,029)	(13,179)	(33,479)	(20,187)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(2,517)	(2,204)	(4,959)	(4,465)
Net effect of straight-line rents	(5,361)	(5,088)	(12,085)	(10,575)
Amortization of other deferred revenue, net (6)	354	137	1,787	544
Amortization of net below market rents (7)	(2,030)	(2,064)	(4,077)	(2,589)
Noncash amortization of exchangeable debt discount, net (8)	711	883	1,434	2,288
Amortization of deferred financing costs and net debt discounts/(premiums)	138	974	429	2,066
Noncash amortization of share-based compensation awards	2,045	2,132	4,280	3,419
Original issuance costs of redeemed preferred stock	—	—	—	4,918
Funds Available for Distribution (1)	$29,465	$21,099	$57,570	$47,917

(1)	See page 27 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.5 million and $2.2 million for the three months ended June 30, 2013 and 2012 respectively, and $5.0 million and $4.5 million for the six months ended June 30, 2013 and 2012 respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)
Represents amortization of deferred revenue related to cash received prior to or during the revenue recognition period in connection with tenants' contractual lease obligations, net of such amounts received.

(7)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(8)	Represents the amortization of the noncash debt discounts on the Company's exchangeable senior notes, net of amounts capitalized.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Same Store Analysis
(unaudited, $ in thousands)

Same Store Analysis (GAAP Basis) (1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Total Same Store Portfolio
Number of properties	97	97		97	97
Square Feet	10,988,744	10,988,744		10,988,744	10,988,744
Percent of Stabilized Portfolio	81.5%	92.5%		81.5%	92.5%
Average Occupancy	89.8%	91.5%		90.2%	92.0%
Operating Revenues:
Rental income	$83,311	$83,370	(0.1)%	$166,994	$165,568	0.9%
Tenant reimbursements	7,578	7,219	5.0%	14,797	14,076	5.1%
Other property income (2)	5,558	302	1,740.4%	5,648	1,168	383.6%
Total operating revenues	96,447	90,891	6.1%	187,439	180,812	3.7%
Operating Expenses:
Property expenses	19,308	18,488	4.4%	37,853	34,130	10.9%
Real estate taxes	7,758	7,435	4.3%	15,714	14,654	7.2%
Provision for bad debts	—	—	—%	95	2	4,650.0%
Ground leases	418	417	0.2%	835	835	0.0%
Total operating expenses	27,484	26,340	4.3%	54,497	49,621	9.8%
GAAP Net Operating Income	$68,963	$64,551	6.8%	$132,942	$131,191	1.3%

Same Store Analysis (Cash Basis) (1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Total operating revenues	$92,019	$83,501	10.2%	$177,888	$166,617	6.8%
Total operating expenses	27,516	26,340	4.5%	54,434	49,619	9.7%
Cash Net Operating Income	$64,503	$57,161	12.8%	$123,454	$116,998	5.5%

(1)	Please refer to page 31 for a reconciliation of the Same Store measures on this page to Net Income (Loss) Available to Common Stockholders.

(2)
Other property income for the three and six months ended June 30, 2013 includes a $5.2 million cash receipt related to a property damage settlement. Other property income for the six months ended June 30, 2012 includes a $0.7 million cash receipt related to a property damage settlement.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	6/30/2013	12/31/2012	6/30/2013
Los Angeles and Ventura Counties
101 Corridor	4	1.6%	2.2%	295,712	90.7%	89.6%	92.1%
El Segundo	5	7.8%	8.1%	1,090,525	97.8%	97.1%	98.1%
Hollywood	1	1.9%	2.4%	321,883	79.9%	85.2%	81.9%
Long Beach	6	4.6%	6.3%	850,822	96.0%	95.1%	96.0%
West Los Angeles	10	6.3%	6.2%	838,731	85.0%	94.2%	85.2%
Total Los Angeles and Ventura Counties	26	22.2%	25.2%	3,397,673	91.9%	94.0%	92.3%

Total Orange County	4	3.0%	3.7%	497,393	89.3%	92.0%	89.3%

San Diego County
Del Mar	15	16.8%	11.2%	1,523,912	88.7%	94.6%	94.8%
I-15 Corridor	13	6.1%	7.5%	1,010,447	75.6%	73.1%	78.0%
Mission Valley	4	1.2%	2.1%	285,181	77.0%	85.5%	95.1%
Point Loma	1	0.9%	0.8%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	21	12.5%	14.4%	1,937,721	95.3%	95.3%	99.6%
University Towne Center	5	1.7%	2.9%	387,933	81.1%	100.0%	81.1%
Total San Diego County	59	39.2%	38.9%	5,249,094	87.6%	90.7%	92.4%

San Francisco Bay Area
Menlo Park	7	3.2%	2.8%	374,139	83.4%	84.7%	84.6%
San Francisco	5	14.8%	12.6%	1,706,808	92.8%	97.5%	95.6%
San Rafael	1	0.7%	1.0%	130,237	98.1%	98.1%	98.1%
Sunnyvale	1	0.4%	0.6%	75,810	100.0%	100.0%	100.0%
Total San Francisco Bay Area	14	19.1%	17.0%	2,286,994	91.8%	95.5%	94.1%

Greater Seattle
Bellevue	2	6.5%	6.7%	905,225	90.8%	90.4%	92.1%
Kirkland	4	2.2%	2.1%	279,924	99.3%	90.0%	99.3%
Lake Union	5	6.8%	5.5%	740,385	99.7%	99.6%	99.7%
Redmond	1	1.0%	0.9%	122,103	100.0%	100.0%	100.0%
Total Greater Seattle	12	16.5%	15.2%	2,047,637	95.7%	93.3%	96.3%

TOTAL STABILIZED PORTFOLIO	115	100.0%	100.0%	13,478,791	90.7%	92.8%	93.2%

Average Occupancy
Quarter-to-Date	Year-to-Date
90.3%	90.7%

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	100,592	93.5%
24025 Park Sorrento	101 Corridor	102,264	85.9%
2829 Townsgate Road	101 Corridor	81,067	92.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	92.5%
999 N. Sepulveda Boulevard	El Segundo	128,592	95.8%
6255 W. Sunset Blvd.	Hollywood	321,883	79.9%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	98.2%
3780 Kilroy Airport Way	Long Beach	219,745	92.2%
3800 Kilroy Airport Way	Long Beach	192,476	100.0%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	90.3%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.4%
12200 W. Olympic Boulevard	West Los Angeles	150,302	87.8%
12233 W. Olympic Boulevard	West Los Angeles	151,029	97.3%
12312 W. Olympic Boulevard	West Los Angeles	78,000	0.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,339	93.8%
501 Santa Monica Boulevard	West Los Angeles	73,115	84.9%
Total Los Angeles and Ventura Counties		3,397,673	91.9%

Orange County, California
8101 Kaiser Boulevard	Anaheim	59,790	55.1%
2211 Michelson Drive	Irvine	271,556	93.2%
111 Pacifica	Irvine Spectrum	67,496	88.4%
999 Town & Country	Orange	98,551	100.0%
Total Orange County		497,393	89.3%
.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	81.0%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,710	68.5%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Center Drive	Del Mar	51,167	92.7%
3611 Valley Center Drive	Del Mar	130,349	85.5%
3661 Valley Center Drive	Del Mar	129,752	99.4%
3721 Valley Center Drive	Del Mar	114,780	0.0%
3811 Valley Center Drive	Del Mar	112,067	100.0%
7525 Torrey Santa Fe	Del Mar	103,979	100.0%
7535 Torrey Santa Fe	Del Mar	130,243	100.0%
7545 Torrey Santa Fe	Del Mar	130,354	100.0%
7555 Torrey Santa Fe	Del Mar	101,236	100.0%
15051 Avenue of Science	I-15 Corridor	70,617	0.0%
15073 Avenue of Science	I-15 Corridor	46,759	0.0%
15231 Avenue of Science	I-15 Corridor	65,638	100.0%
15253 Avenue of Science	I-15 Corridor	37,437	100.0%
15333 Avenue of Science	I-15 Corridor	78,880	84.5%
15378 Avenue of Science	I-15 Corridor	68,791	62.3%
15435 Innovation Drive	I-15 Corridor	49,863	100.0%
15445 Innovation Drive	I-15 Corridor	51,500	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,197	36.7%
13290 Evening Creek Drive South	I-15 Corridor	61,176	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,239	97.6%
2355 Northside Drive	Mission Valley	53,610	87.4%
2365 Northside Drive	Mission Valley	91,260	86.8%
2375 Northside Drive	Mission Valley	51,516	49.6%
2385 Northside Drive	Mission Valley	88,795	76.5%

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
2305 Historic Decatur Road	Point Loma	103,900	100.0%
10020 Pacific Mesa Boulevard	Sorrento Mesa	318,000	100.0%
4910 Directors Place	Sorrento Mesa	50,360	50.5%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
5010 Wateridge Vista Drive	Sorrento Mesa	111,318	100.0%
5005 Wateridge Vista Drive	Sorrento Mesa	61,460	0.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6055 Lusk Avenue	Sorrento Mesa	93,000	100.0%
6260 Sequence Drive	Sorrento Mesa	130,536	100.0%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
6200 Greenwich Drive	University Towne Center	73,507	0.0%
6220 Greenwich Drive	University Towne Center	141,214	100.0%
9785 Towne Center Drive	University Towne Center	75,534	100.0%
9791 Towne Center Drive	University Towne Center	50,466	100.0%
Total San Diego County		5,249,094	87.6%

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

	Submarket	Square Feet	Occupancy
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	46,614	100.0%
4200 Bohannon Drive	Menlo Park	46,255	85.5%
4300 Bohannon Drive	Menlo Park	62,920	48.4%
4400 Bohannon Drive	Menlo Park	46,255	79.0%
4500 Bohannon Drive	Menlo Park	62,920	100.0%
4600 Bohannon Drive	Menlo Park	46,255	71.2%
4700 Bohannon Drive	Menlo Park	62,920	100.0%
303 Second Street	San Francisco	740,047	91.8%
100 First Street	San Francisco	466,490	96.7%
250 Brannan Street	San Francisco	92,948	61.9%
201 Third Street	San Francisco	332,893	96.6%
301 Brannan Street	San Francisco	74,430	100.0%
4040 Civic Center	San Rafael	130,237	98.1%
599 Mathilda	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		2,286,994	91.8%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	92.6%
10900 NE 4th Street	Bellevue	416,755	88.6%
10220 NE Points Drive	Kirkland	49,851	96.3%
10230 NE Points Drive	Kirkland	98,982	100.0%
10210 NE Points Drive	Kirkland	84,641	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	98.6%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Terry Ave. N.	Lake Union	184,643	100.0%
321 Terry Ave. N.	Lake Union	135,755	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
Total Greater Seattle, Washington		2,047,637	95.7%

TOTAL		13,478,791	90.7%

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter-to-Date	23	23	254,029	419,236	$31.37	17.3%	10.9%	76.3%	65
Year-to-Date	42	39	378,567	586,242	28.69	16.9%	11.0%	49.1%	64

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	23	23	138,438	419,236	$24.87	16.8%	11.8%	56
Year to Date (4)	53	33	435,256	524,548	23.92	16.4%	11.5%	55

(1)	Represents leasing activity for leases that commenced during the period shown, including first and second generation space, net of month-to-month leases.

(2)	Represents leasing activity for leases signed at properties in the stabilized portfolio during the period shown, including first and second generation space, net of month-to-month leases.

(3)	During the second quarter, 16 new leases totaling 108,000 square feet were signed but not commenced as of June 30, 2013.

(4)	During the six months ended June 30, 2013, 21 new leases totaling 267,000 square feet were signed but not commenced as of June 30, 2013.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

1st Generation (Nonrecurring) Capital Expenditures:
	Q1 2013	Q2 2013	Total 2013

Capital Improvements	$6,983	$12,580	$19,563

Tenant Improvements & Leasing Commissions(1)	1,229	2,084	3,313

Total	$8,212	$14,664	$22,876

2nd Generation (Recurring) Capital Expenditures:
	Q1 2013	Q2 2013	Total 2013

Capital Improvements	$1,773	$2,169	$3,942

Tenant Improvements & Leasing Commissions(1)	12,677	16,860	29,537

Total	$14,450	$19,029	$33,479

(1) Represents costs incurred for leasing activity during the periods shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2013	38	297,142	2.6%	$7,079	1.8%	$23.82
2014	107	1,239,703	10.4%	35,144	9.2%	28.35
2015	103	1,674,497	14.1%	48,656	12.8%	29.06
2016	80	929,278	7.8%	25,757	6.7%	27.72
2017	88	2,084,102	17.5%	63,848	16.6%	30.64
2018	56	1,664,913	14.0%	63,943	16.7%	38.41
2019	33	988,120	8.3%	36,884	9.7%	37.33
2020	28	1,241,331	10.4%	38,856	10.2%	31.30
2021	13	384,557	3.2%	14,295	3.7%	37.17
2022	9	235,229	2.0%	7,863	2.1%	33.43
2023 and beyond	16	1,154,273	9.7%	39,428	10.5%	34.16
Total(1)	571	11,893,145	100.0%	$381,753	100.0%	$32.10

(1)
The information presented for all lease expiration activity reflects leasing activity through June 30, 2013 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of June 30, 2013.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

	Los Angeles	23	66,604	0.6%	$2,380	0.6%	$35.73
	Orange County	5	24,836	0.2%	709	0.2%	28.55
2013	San Diego	6	156,443	1.3%	2,085	0.5%	13.33
	San Francisco Bay Area	3	30,964	0.3%	1,386	0.4%	44.76
	Greater Seattle	1	18,295	0.2%	519	0.1%	28.37
	Total	38	297,142	2.6%	$7,079	1.8%	$23.82

	Los Angeles	58	384,699	3.2%	$11,801	3.1%	$30.68
	Orange County	9	57,242	0.5%	1,443	0.4%	25.21
2014	San Diego	13	470,403	4.0%	10,428	2.7%	22.17
	San Francisco Bay Area	16	218,521	1.8%	7,992	2.1%	36.57
	Greater Seattle	11	108,838	0.9%	3,480	0.9%	31.97
	Total	107	1,239,703	10.4%	$35,144	9.2%	$28.35

	Los Angeles	44	419,967	3.5%	$12,827	3.4%	$30.54
	Orange County	6	35,128	0.3%	976	0.3%	27.78
2015	San Diego	22	494,210	4.2%	12,406	3.2%	25.10
	San Francisco Bay Area	14	278,799	2.3%	10,419	2.7%	37.37
	Greater Seattle	17	446,393	3.8%	12,028	3.2%	26.94
	Total	103	1,674,497	14.1%	$48,656	12.8%	$29.06

	Los Angeles	41	267,643	2.3%	$8,905	2.3%	$33.27
	Orange County	6	37,981	0.3%	1,181	0.3%	31.09
2016	San Diego	18	370,109	3.1%	7,605	2.0%	20.55
	San Francisco Bay Area	4	120,123	1.0%	4,889	1.3%	40.70
	Greater Seattle	11	133,422	1.1%	3,177	0.8%	23.81
	Total	80	929,278	7.8%	$25,757	6.7%	$27.72

	Los Angeles	37	386,754	3.3%	$12,392	3.2%	$32.04
	Orange County	11	83,359	0.7%	3,091	0.8%	37.08
2017	San Diego	16	1,099,118	9.2%	31,027	8.1%	28.23
	San Francisco Bay Area	12	203,399	1.7%	8,399	2.2%	41.29
	Greater Seattle	12	311,472	2.6%	8,939	2.3%	28.70
	Total	88	2,084,102	17.5%	$63,848	16.6%	$30.64

	Los Angeles	43	1,415,525	11.9%	$51,074	13.5%	$36.08
2018	Orange County	6	195,642	1.6%	6,873	1.8%	35.13
and	San Diego	42	1,982,869	16.7%	71,230	18.7%	35.92
Beyond	San Francisco Bay Area	30	1,155,991	9.7%	44,613	11.7%	38.59
	Greater Seattle	34	918,396	7.7%	27,479	7.2%	29.92
	Total	155	5,668,423	47.6%	$201,269	52.9%	$35.51

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Quarterly Lease Expirations for 2013 and 2014
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2013:
Q3 2013	23	247,090	2.1%	5,468	1.4%	$22.13
Q4 2013	15	50,052	0.4%	1,611	0.4%	32.19

Total 2013	38	297,142	2.5%	$7,079	1.8%	$23.82

2014:
Q1 2014	27	387,182	3.3%	$8,909	2.3%	$23.01
Q2 2014	16	152,049	1.3%	4,233	1.1%	27.84
Q3 2014	26	403,288	3.4%	11,729	3.1%	29.08
Q4 2014	38	297,184	2.5%	10,273	2.7%	34.57

Total 2014	107	1,239,703	10.5%	$35,144	9.2%	$28.35

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
DIRECTV, LLC	$23,290	660,579	6.1%	4.9%
Bridgepoint Education, Inc	15,066	322,994	4.0%	2.4%
Intuit, Inc.	13,489	465,812	3.5%	3.5%
Delta Dental of California (2)	10,557	227,013	2.8%	1.7%
CareFusion Corporation (3)	9,237	411,000	2.4%	3.0%
AMN Healthcare, Inc.	8,341	175,672	2.2%	1.3%
Group Health Cooperative	6,372	183,422	1.7%	1.4%
Microsoft Corporation	6,280	215,997	1.7%	1.6%
Fish & Richardson P.C.	6,071	139,538	1.6%	1.0%
Wells Fargo (3)	5,647	144,360	1.5%	1.1%
Scripps Health	5,199	112,067	1.4%	0.8%
BP Biofuels	5,158	136,908	1.4%	1.0%
Lucile Salter Packard Children's Hospital at Stanford	5,111	137,807	1.3%	1.0%
Adobe Systems, Inc.	4,989	189,131	1.3%	1.4%
Epson America, Inc.	4,915	136,026	1.3%	1.0%

Total Top Fifteen Tenants	$129,722	3,658,326	34.2%	27.1%

(1)	The information presented is as of the date of this filing.

(2)
In the second quarter of 2013, Delta Dental of California amended and extended its lease with the Company. The amended lease provides for a reduction of rentable square feet by approximately 10,000 square feet in the third quarter of 2013 and approximately 29,000 square feet in the second quarter of 2015.

(3)	The Company has entered into leases with various affiliates of the tenant.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

2013 Operating Property Acquisitions
($ in millions)

	City/Submarket	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
Property
1st Quarter:
320 Westlake Ave. N. and 321 Terry Ave. N. Seattle, WA	Lake Union	January	2	320,398	$170.0

2nd Quarter:
NONE

TOTAL			2	320,398	$170.0

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

2013 Dispositions
($ in millions)

Property	City / Submarket	Type	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
NONE

2nd Quarter
26541 Agoura Road, Calabasas, CA	101 Corridor	Office	June	1	90,156	$14.7

TOTAL DISPOSITIONS				1	90,156	$14.7

(1) Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

In-Process Redevelopment Projects and Other Land Holdings
($ in millions)

		Estimated Construction Period
In-Process Redevelopment Projects	Location	Start Date	Compl. Date	Estimated Stabilization Date	Estimated Rentable Square Feet	Existing Investment (1)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 6/30/2013 (2)	% Leased

PROJECTS IN LEASE-UP:
3880 Kilroy Airport Way (3)	Long Beach	3Q 2011	4Q 2012	4Q 2013	98,000	$6.3	$13.6	$19.9	$16.6	50%
360 Third Street (4,5)	San Francisco	4Q 2011	1Q 2013	1Q 2014	410,000	88.5	96.5	185.0	138.0	85%

TOTAL IN-PROCESS REDEVELOPMENT PROJECTS:					508,000	$94.8	$110.1	$204.9	$154.6	78%

Other Land Holdings	Gross Site	Estimated Rentable		Total Costs as of
Project	Acreage	Square Feet		6/30/2013 (2)

IRVINE, CALIFORNIA
17150 Von Karman	8.5	N/A		$7.7

(1)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

(2)	Represents cash paid and costs incurred as of June 30, 2013. Includes existing investment at the commencement of redevelopment.

(3)
This property was 50% leased prior to any redevelopment activity, which occurred in two phases. Redevelopment on the first half was completed during the second quarter of 2012 and the tenant has taken occupancy of this space. Redevelopment on the second half was completed in the fourth quarter of 2012.

(4)	As of March 31, 2013, the building improvements were substantially complete. As of June 30, 2013, the building occupancy was 55%.

(5)	During the fourth quarter of 2012, the Company exercised its option to acquire the land underlying the current ground lease for $27.5 million. The transaction is expected to close in 2013.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

In-Process and Future Development Pipeline
($ in millions)

		Estimated Construction Period
	Location	Start Date	Compl. Date	Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 6/30/2013 (1)	% Leased

UNDER CONSTRUCTION:
San Francisco Bay Area
690 E. Middlefield Road	Mountain View	2Q 2012	1Q 2015	1Q 2015	341,000	$196.9	$127.9	100%
331 Fairchild Drive	Mountain View	4Q 2012	4Q 2013	4Q 2013	88,000	45.1	33.9	100%
350 Mission Street(2)	San Francisco	4Q 2012	1Q 2015	4Q 2015	400,000	254.7	72.1	100%
555 N. Mathilda Avenue	Sunnyvale	4Q 2012	3Q 2014	3Q 2014	587,000	312.9	151.0	100%

Los Angeles
Columbia Square - Historical Buildings(3)	Hollywood	2Q 2013	2Q 2014	2Q 2015	100,000	46.9	25.6	—%
SUBTOTAL:					1,516,000	$856.5	$410.5	93%

FUTURE DEVELOPMENT PIPELINE:
Los Angeles
Columbia Square Phase II(3)	Hollywood	TBD	TBD	TBD	575,000	$ 330 - 340	$49.8	N/A

San Diego
9455 Towne Centre Drive(4)	San Diego	TBD	TBD	TBD	150,000	TBD	$3.6	N/A
Carlsbad Oaks - Lots 4, 5, 7 & 8	Carlsbad	TBD	TBD	TBD	288,000	TBD	18.3	N/A
Pacific Corporate Center - Lot 8	Sorrento Mesa	TBD	TBD	TBD	170,000	TBD	11.4	N/A
Rancho Bernardo Corporate Center	I-15 Corridor	TBD	TBD	TBD	320,000 - 1,000,000	TBD	27.2	N/A
One Paseo (5)	Del Mar	TBD	TBD	TBD	500,000	TBD	140.9	N/A
Santa Fe Summit - Phase II and III	56 Corridor	TBD	TBD	TBD	600,000	TBD	77.5	N/A
Sorrento Gateway - Lot 2	Sorrento Mesa	TBD	TBD	TBD	80,000	TBD	12.1	N/A
SUBTOTAL:					2,108,000 - 2,788,000	TBD	$291.0	N/A

San Francisco Bay Area
333 Brannan Street	San Francisco	4Q 2013	1Q 2015	1Q 2016	170,000	$ 95 - 100	$20.9	N/A
Redwood Towers	Redwood City	TBD	TBD	TBD	300,000	175 - 180	12.0	N/A
SUBTOTAL:					470,000	$ 270 - 280	$32.9	N/A

(1)	Represents cash paid and costs incurred as of June 30, 2013.

(2)
Estimated rentable square feet and total estimated investment reflects existing entitlements for 27-story office tower. The Company is currently pursuing entitlements to increase this project to a 30-story office tower, which would increase the estimated rentable square feet and total estimated investment.

(3)
The Company has commenced redevelopment of the historical buildings encompassing approximately 100,000 rentable square feet and is planning to develop a mixed-use project on the undeveloped land encompassing approximately 575,000 rentable square feet, which will include office, multi-family and retail components.

(4)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

(5)
Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project, which would increase the estimated rentable square feet.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Capital Structure
As of June 30, 2013
($ in thousands)

	Shares/Units As of June 30, 2013	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit		$—	—%
Unsecured Term Loan Facility		150,000	2.3%
Unsecured Exchangeable Senior Notes due 2014 (1)		172,500	2.7%
Unsecured Senior Notes due 2014		83,000	1.3%
Unsecured Senior Notes due 2015 (1)		325,000	5.0%
Unsecured Senior Notes due 2018 (1)		325,000	5.0%
Unsecured Senior Notes due 2020 (1)		250,000	3.9%
Unsecured Senior Notes due 2023 (1)		300,000	4.6%
Secured Debt (1)		552,328	8.5%
Total Debt		$2,157,828	33.3%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.5%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.5%
Common limited partnership units outstanding (3)	1,821,503	96,558	1.5%
Common shares outstanding (3)	75,710,907	4,013,435	62.2%
Total Equity and Noncontrolling Interests		$4,309,993	66.7%
TOTAL MARKET CAPITALIZATION		$6,467,821	100.0%

(1)	Represents gross aggregate principal amount due at maturity before the effect of net unamortized premiums as of June 30, 2013.

(2)	Value based on $25.00 per share liquidation preference.

(3)	Value based on closing share price of $53.01 as of June 30, 2013.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Debt Analysis
As of June 30, 2013 ($ in millions)

TOTAL DEBT COMPOSITION
	% of	Weighted Average
	Total Debt	Interest Rate	Maturity
Secured vs. Unsecured Debt:
Unsecured Debt	74.4%	4.7%	4.8
Secured Debt	25.6%	5.2%	5.8
Floating vs. Fixed-Rate Debt:
Floating-Rate Debt	7.0%	2.0%	2.7
Fixed-Rate Debt	93.0%	5.0%	5.2

Stated Rate		4.8%	5.1

GAAP Effective Rate		4.8%

GAAP Effective Rate Including Debt Issuance Costs		5.1%

KEY DEBT COVENANTS
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements):	Covenant	Actual Performance as of June 30, 2013
Total debt to total asset value	less than 60%	37%
Fixed charge coverage ratio	greater than 1.5x	2.3x
Unsecured debt ratio	greater than 1.67x	2.40x
Unencumbered asset pool debt service coverage	greater than 2.0x	3.4x

Unsecured Senior Notes due 2015, 2018, 2020 and 2023 (as defined in the Indentures):
Total debt to total asset value	less than 60%	42%
Interest coverage	greater than 1.5x	3.9x
Secured debt to total asset value	less than 40%	11%
Unencumbered asset pool value to unsecured debt	greater than 150%	251%

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Debt Analysis
As of June 30, 2013
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	2013	2014	2015	2016	2017	After 2017	Total (1)

Unsecured Debt:
Floating (2)	1.95%	1.95%	3/29/2016				$150,000			$150,000
Fixed	4.25%	7.13%	11/15/2014		172,500					172,500
Fixed	6.45%	6.45%	8/4/2014		83,000					83,000
Fixed	5.00%	5.01%	11/3/2015			325,000				325,000
Fixed	4.80%	4.83%	7/15/2018						325,000	325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000

				—	255,500	325,000	150,000	—	875,000	1,605,500

Secured Debt:
Fixed (3)	4.94%	4.00%	4/15/2015	537	1,116	26,206				27,859
Fixed (3)	5.09%	3.50%	8/7/2015			34,000				34,000
Fixed (3)	5.23%	3.50%	1/1/2016	409	861	908	50,969			53,147
Fixed (3)	5.57%	3.25%	2/11/2016	289	609	645	38,694			40,237
Fixed	6.51%	6.51%	2/1/2017	484	1,016	1,084	1,157	64,406		68,147
Fixed	7.15%	7.15%	5/1/2017	1,139	2,404	2,581	2,772	1,215		10,111
Fixed	4.27%	4.27%	2/1/2018	1,138	2,350	2,452	2,559	2,671	123,085	134,255
Fixed (3)	6.05%	3.50%	6/1/2019	689	1,441	1,531	1,626	1,727	76,314	83,328
Fixed	4.48%	4.48%	7/1/2027			646	1,600	1,673	93,081	97,000
Fixed	Various	Various	Various	1,773	49	51	54	56	2,261	4,244

				6,458	9,846	70,104	99,431	71,748	294,741	552,328

Total	4.82%	4.83%		$6,458	$265,346	$395,104	$249,431	$71,748	$1,169,741	$2,157,828

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums. As of June 30, 2013, the aggregate net unamortized premiums totaled approximately $8.3 million.

(2)	Interest for this loan is calculated at an annual rate of LIBOR plus 1.750% at June 30, 2013.

(3)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company's earnings release on July 29, 2013 and the reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company's operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a segment basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base, which vary by segment type, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company's operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company's operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company's operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company's financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company's operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company's results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company's liquidity. The Company computes FAD by adding to FFO the noncash amortization of deferred financing costs, debt discounts and premiums, share-based compensation awards and original issuance costs on redeemed preferred stock and preferred units, amortization of above (below) market rents for acquisition properties and contractual cash rents received in advance of revenue recognition, then subtracting recurring tenant improvements, leasing commissions and capital expenditures, and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and cash received prior to revenue recognition. FAD provides an additional perspective on the Company's ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company's financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company's FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Definitions Included in Supplemental

Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management's estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Definitions Included in Supplemental

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2012 and still owned and included in the stabilized portfolio as of June 30, 2013.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

 Reconciliation of Same Store Net Operating Income to Net Income (Loss) Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Adjusted Same Store Cash Net Operating Income	$59,278	$57,161	$118,229	$116,323
Adjustments to 2013 and 2012:
Adjustments - other income related to property damage settlement	5,225	—	5,225	675
Same Store Cash Net Operating Income	$64,503	$57,161	$123,454	$116,998
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	4,428	7,390	9,551	14,195
GAAP Operating Expenses Adjustments, net	32	—	(63)	(2)

Same Store GAAP Net Operating Income(1)	68,963	64,551	132,942	131,191
Non-Same Store GAAP Net Operating Income	19,455	3,879	37,921	5,030

Net Operating Income excluding discontinued operations	88,418	68,430	170,863	136,221
Net Operating Income from discontinued operations	—	4,800	—	10,597

Net Operating Income, as defined(2)	88,418	73,230	170,863	146,818

Adjustments:
General and administrative expenses	(9,855)	(9,251)	(19,524)	(18,018)
Acquisition-related expenses	(164)	(1,813)	(819)	(3,341)
Depreciation and amortization (including discontinued operations)	(49,304)	(40,624)	(99,695)	(77,376)
Interest income and other net investment gains (losses)	19	(110)	411	374
Interest expense	(19,434)	(19,155)	(39,168)	(40,318)
Net gain on dispositions of discontinued operations	423	—	423	72,809

Net Income	10,103	2,277	12,491	80,948
Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(157)	20	(135)	(1,775)
Preferred distributions and dividends	(3,313)	(3,097)	(6,626)	(12,433)

Net Income (Loss) Available to Common Stockholders	$6,633	$(800)	$5,730	$66,740

(1)	Adjusted Same Store GAAP Net Operating Income for the three months ended June 30, 2013 was $63,738 after the impact of the adjustments above.

(2)	Please refer to page 27 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Reconciliation of Net Income (Loss) Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2013	2012
Net Income (Loss) Available to Common Stockholders	$6,633	$(800)
Interest expense	19,434	19,155
Depreciation and amortization (including discontinued operations)	49,304	40,624
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	157	(20)
Net gain on dispositions of discontinued operations	(423)	—
Preferred distributions and dividends	3,313	3,097

EBITDA (1)	$78,418	$62,056

(1)	Please refer to page 28 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Second Quarter 2013 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Funds Available for Distribution (1)	$29,465	$21,099	$57,570	$47,917
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	19,029	13,179	33,479	20,187
Depreciation for furniture, fixtures and equipment	517	296	897	584
Preferred distributions and dividends	3,313	3,097	6,626	7,515
Provision for uncollectible tenant receivables	—	—	95	2
Net changes in operating assets and liabilities and other adjustments (2)	(868)	(7,780)	9,288	2,428

GAAP Net Cash Provided by Operating Activities	$51,456	$29,891	$107,955	$78,633

(1)	Please refer to page 28 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; other deferred leasing costs; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; rents received in advance and tenant security deposits and insurance proceeds received for property damage.